July 26, 2016 Q2 ’16 Supplemental Information

Non-GAAP Disclaimer 2 The financial results disclosed in this presentation include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this presentation, Knowles has presented supplemental, non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes and non- GAAP diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables included in the second quarter 2016 earnings release.

Q2 ‘16 Financial Results (continuing operations) 3 Quarter over year ago period Q2FY16 Q2FY15 Revenue $190.3 million $192.8 million Gross Profit $72.9 million $71.4 million Non-GAAP Gross Profit $75.1 million $76.3 million Diluted (Loss) Earnings Per Share $(0.08) $0.16 Non-GAAP Diluted Earnings Per Share $0.13 $0.33

Revenue (Cont. Ops.) 4 $192.8 $246.7 $223.5 $185.3 $190.3 $0 $50 $100 $150 $200 $250 $300 Q2FY15 Q3FY15 Q4FY15 Q1FY16 Q2FY16

Q2 ’16 Revenue by Segment Cont. Ops. (% of revenue) 5 Mobile Consumer Electronics 43% Specialty Components 57%

Q3 ‘16 Projections (non-GAAP, cont. ops.)* 6 Q3FY16E Revenue $225 million - $240 million Gross Margin 38 percent - 40 percent EPS (diluted) $0.27 - $0.33 *Projections as of 7/26/16; Q3 2016 GAAP results for continuing operations are expected to include approximately $0.05 per share in stock- based compensation, $0.05 per share in amortization of intangibles, $0.03 per share from a higher effective tax rate, $0.01 per share in amortization of debt discount, $0.01 per share in production transfer costs. Expected Q3 2016 GAAP results exclude potential restructuring items.

Historical Segment Data

(Cont. Ops.; in $ millions)

	Mobile Consumer Electronics					Specialty Components				
	Quarter Ended					Quarter Ended				
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Revenues	$ 82.2	$ 83.3	$ 113.5	$ 141.3	$ 84.2	$ 108.1	$ 102.0	$ 110.0	$ 105.4	$ 108.6
Gross Profit	$ 32.7	$ 29.1	$ 44.4	$ 57.6	$ 32.9	$ 40.8	$ 38.4	$ 37.3	$ 40.2	$ 38.8
Stock-Based Compensation Expense	0.1	0.1	0.1	0.1	-	0.2	0.2	0.2	0.1	0.2
Fixed Asset, Inventory and Other Charges	0.3	-	1.2	-	-	-	-	2.1	-	-
Restructuring Charges	0.1	0.2	0.2	0.2	(0.1)	0.2	0.8	2.4	0.1	0.3
Production Transfers Costs	-	0.1	0.3	0.2	0.8	1.2	1.2	3.6	3.0	3.6
Other	-	-	1.2	0.8	-	-	-	-	-	-
Non-GAAP Gross Profit	$ 33.2	$ 29.5	$ 47.4	$ 58.9	$ 33.6	$ 42.4	$ 40.6	$ 45.6	$ 43.4	$ 42.9
Non-GAAP Gross Profit as % of Revenues	*40.4%*	*35.4%*	*41.8%*	*41.7%*	*39.9%*	*39.2%*	*39.8%*	*41.5%*	*41.2%*	*39.5%*
Research and Development Expenses	$ 18.9	$ 19.1	$ 22.4	$ 21.7	$ 11.0	$ 6.9	$ 7.0	$ 7.5	$ 6.7	$ 7.2
Stock-Based Compensation Expense	(1.2)	(0.9)	(1.0)	(0.8)	(0.1)	(0.1)	-	-	0.1	-
Fixed Asset, Inventory and Other Charges	(0.1)	(0.1)	(0.8)	-	-	-	-	-	-	-
Non-GAAP Research and Development Expenses	$ 17.6	$ 18.1	$ 20.6	$ 20.9	$ 10.9	$ 6.8	$ 7.0	$ 7.5	$ 6.8	$ 7.2
Non-GAAP Research and Development Expenses as % of Revenues	*21.4%*	*21.7%*	*18.1%*	*14.8%*	*12.9%*	*6.3%*	*6.9%*	*6.8%*	*6.5%*	*6.6%*
Selling and Administrative Expenses	$ 16.8	$ 15.9	$ 19.7	$ 20.0	$ 8.1	$ 15.7	$ 15.5	$ 15.8	$ 15.5	$ 15.3
Stock-Based Compensation Expense	(0.8)	(0.9)	(0.6)	(0.9)	(0.3)	(0.3)	(0.6)	(0.5)	(0.4)	(0.5)
Intangibles Amortization Expense	(2.8)	(2.8)	(2.7)	(2.7)	(1.6)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)
Fixed Asset, Inventory and Other Charges	-	-	(0.1)	-	-	-	-	-	-	-
Production Transfers Costs	-	-	-	-	-	-	-	-	-	-
Impairment of Intangible Assets	-	-	-	-	-	-	-	-	-	-
Other	-	-	(0.2)	(0.7)	-	-	(0.1)	-	-	-
Non-GAAP Selling and Administrative Expenses	$ 13.2	$ 12.2	$ 16.1	$ 15.7	$ 6.2	$ 12.6	$ 12.0	$ 12.5	$ 12.3	$ 12.0
Non-GAAP Selling and Administrative Expenses as % of Revenues	*16.1%*	*14.6%*	*14.2%*	*11.1%*	*7.4%*	*11.7%*	*11.8%*	*11.4%*	*11.7%*	*11.0%*
Operating Expenses	$ 38.8	$ 37.8	$ 44.8	$ 49.9	$ 19.1	$ 23.2	$ 23.0	$ 23.3	$ 22.4	$ 22.7
Stock-Based Compensation Expense	(2.0)	(1.8)	(1.6)	(1.7)	(0.4)	(0.4)	(0.6)	(0.5)	(0.3)	(0.5)
Intangibles Amortization Expense	(2.8)	(2.8)	(2.7)	(2.7)	(1.6)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)
Fixed Asset, Inventory and Other Charges	(0.1)	(0.1)	(0.9)	-	-	-	-	-	-	-
Restructuring Charges	(3.1)	(2.8)	(2.7)	(8.2)	-	(0.6)	(0.5)	-	(0.2)	(0.2)
Impairment of Intangible Assets	-	-	(1.0)	(0.4)	-	-	-	-	-	-
Production Transfers Costs	-	-	-	-	-	-	-	-	-	-
Other	-	-	(0.2)	(0.7)	-	-	(0.1)	-	-	-
Non-GAAP Operating Expenses	$ 30.8	$ 30.3	$ 35.7	$ 36.2	$ 17.1	$ 19.4	$ 19.0	$ 20.0	$ 19.1	$ 19.2
Non-GAAP Operating Expenses as % of Revenues	*37.5%*	*36.4%*	*31.4%*	*25.6%*	*20.3%*	*17.9%*	*18.6%*	*18.2%*	*18.1%*	*17.7%*
Operating (Loss) Earnings	$ (6.1)	$ (8.7)	$ (0.4)	$ 7.7	$ 13.8	$ 17.6	$ 15.4	$ 14.0	$ 17.8	$ 16.1
Other Expense (Income), net	(0.2)	(0.1)	(0.1)	0.7	(0.2)	(0.4)	(0.2)	(0.3)	0.1	(0.2)
(Loss) Earnings Before Interest and Income Taxes	(5.9)	(8.6)	(0.3)	7.0	14.0	18.0	15.6	14.3	17.7	16.3
Stock-Based Compensation Expense	2.1	1.9	1.7	1.8	0.4	0.6	0.8	0.7	0.4	0.7
Intangibles Amortization Expense	2.8	2.8	2.7	2.7	1.6	2.8	2.8	2.8	2.8	2.8
Fixed Asset, Inventory and Other Charges	0.4	0.1	2.1	-	-	-	-	2.1	-	-
Restructuring Charges	3.2	3.0	2.9	8.4	(0.1)	0.8	1.3	2.4	0.3	0.5
Impairment of Intangible Assets	-	-	1.0	0.4	-	-	-	-	-	-
Production Transfers Costs	-	0.1	0.3	0.2	0.8	1.2	1.2	3.6	3.0	3.6
Other	-	-	1.4	1.5	-	-	0.1	-	-	-
Adjusted Earnings (Loss) Before Interest and Income Taxes	$ 2.6	$ (0.7)	$ 11.8	$ 22.0	$ 16.7	$ 23.4	$ 21.8	$ 25.9	$ 24.2	$ 23.9
Adjusted Earnings (Loss) Before Interest and Income Taxes as % of Revenues	*3.2%*	*-0.8%*	*10.4%*	*15.6%*	*19.8%*	*21.6%*	*21.4%*	*23.5%*	*23.0%*	*22.0%*

Reconciliation of Segment EBIT to Consolidated Net Earnings 8 (in $ millions) June 30, 2016 March 31, 2016 December 31, 2015 September 30, 2015 June 30, 2015 (Loss) earnings before interest and income taxes Mobile Consumer Electronics (5.9)$ (8.6)$ (0.3)$ 7.0$ 14.0$ Specialty Components 18.0 15.6 14.3 17.7 16.3 Total segments 12.1 7.0 14.0 24.7 30.3 Corporate expense / other 11.7 13.4 15.6 16.4 13.8 Interest expense, net 5.8 3.7 3.6 3.6 3.1 Loss before income taxes (5.4) (10.1) (5.2) 4.7 13.4 (Benefit from) provision for income taxes 1.4 2.4 1.4 (0.1) 0.1 Net loss (6.8)$ (12.5)$ (6.6)$ 4.8$ 13.3$ Quarter Ended